UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2008

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2008, Kensey Nash Corporation’s (the “Company” or “Kensey Nash”) Board of Directors approved and the Company subsequently entered into a definitive agreement to sell its endovascular business, including the ThromCat™, QuickCat™ and SafeCross™ products, to Spectranetics Corporation (Spectranetics). In connection with sale of its endovascular business the Company entered into an Asset Purchase, Manufacturing and Licensing, Development and Regulatory Services, License, and Non-competition Agreement (collectively the “Agreements”). Kensey Nash will receive up to $24 million in cash consisting of a $10 million initial cash payment, $8.0 million in future product development milestone payments, and a $6.0 million milestone associated with cumulative sales. In addition, Kensey Nash will receive royalties on future sales of the ThromCat™ and SafeCross™ products upon the transfer of product manufacturing to Spectranetics. There will be no royalty payments related to future sales of the QuickCat product. Under the terms of the manufacturing agreement, Kensey Nash will manufacture the ThromCat and SafeCross products for Spectranetics for an initial three-year period. The QuickCat product will be manufactured by Kensey Nash for a minimum period of six months. Spectranetics will be exclusively responsible for worldwide sales and marketing of all endovascular products. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company made the strategic decision to sell the endovascular business to maximize the value of the Company’s endovascular business by forming a partnership with Spectranetics, which the Company believes is well positioned to sell the Company’s technologies in the thrombus removal and chronic total occlusion markets. The partnership arrangement with Spectranetics is structured similarly to the Company’s successful partnerships in the biomaterials market and will allow Kensey Nash to focus on its core competencies in R&D, regulatory, clinical development and manufacturing while utilizing the strengths of its partner’s existing, well-established sales and marketing organizations.

The transaction, which is subject to customary closing conditions, is expected to close by June 30, 2008.

The Company will receive an initial cash payment of approximately $10 million for the sale of its endovascular business in exchange for tangible assets of $3.6 million and intangible assets of $1.3 million. In addition the Company will recognize goodwill and other asset impairment charges totaling approximately $6.8 million and recognize transaction related liabilities of approximately $2.9 million, including transaction fees and an obligation to upgrade existing inventory under the Development Agreement. Upon the closing of the transaction, and as a result of the components described above, the Company expects to recognize a net loss before tax effects of approximately $4.6 million on the sale of its endovascular division. This loss does not reflect the future benefit of milestones or royalties to be received under the Agreements, which is expected to exceed the cost of accomplishing such milestones. Also in conjunction with the transaction, the Company anticipates recording a one-time charge associated with severance and other related costs with respect to its endovascular sales and marketing employees. The Company cannot currently estimate the amount of this charge as Spectranetics is evaluating many of these employees for possible future employment with their organization. Once Spectranetics has completed its evaluation, the Company will be able to calculate the amount of severance costs due to its employees.

The following table summarizes the transaction amounts expected to be recorded in the fourth quarter ending June 30, 2008. These amounts will be presented within the Company’s results from continuing operations.

Description		Estimated Amount (in millions)
Initial cash at closing			$10.0
Cash charges:
Transaction related liabilities	Transaction fees, inventory upgrade	(2.9)

Total cash charges			(2.9)
Non-cash charges:
Asset impairment charges	Goodwill and inventory	(6.8)
Tangible assets	Machinery & equipment, accounts receivable, inventory and other assets	(3.6)
Intangible assets	Patents and other intangibles	(1.3)

Total non-cash charges			(11.7)

Total pre-tax loss before income tax benefit from sale of business			$(4.6)

The estimated transaction amounts included in the table above represent an initial cash receipt of $10.0 million, as well as non-cash and cash charges totaling approximately $11.7 million and $2.9 million, respectively.

With respect to the items discussed above, the Company may conclude that one or more other material charges for impairment to the Company’s assets are required under generally accepted accounting principles. The Company will file one or more amendments to this Form 8-K, as necessary, to provide any changes in estimates of the amount or range of amounts of any such impairment charges after it has been finally determined.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1, and the description thereof is qualified in its entirety by reference thereto.

This Form 8-K contains forward-looking statements, including statements regarding expected benefits, costs and charges associated with the transactions described above, that are generally identified by use of the words “expects”, “estimates,” “intent,” “will” and other similar words or phrases. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, including the information set forth in “Item 1A. Risk Factors” and under the caption “Cautionary Statement on Forward-Looking Statements,” and to the information under the caption “Cautionary Note for Forward-Looking Statements” in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.05 by reference.

Item 2.06.	Material Impairments.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.06 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Kensey Nash Corporation dated May 12, 2008.

10.1	Asset Purchase Agreement by and among Kensey Nash Corporation, ILT Acquisition Sub, Inc., Kensey Nash Holding Corporation and Spectranetics Corporation dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Wendy F. DiCicco
Wendy F. DiCicco, CPA
Chief Financial Officer

Dated: May 16, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Kensey Nash Corporation dated May 12, 2008.

10.1	Asset Purchase Agreement by and among Kensey Nash Corporation, ILT Acquisition Sub, Inc., Kensey Nash Holding Corporation and Spectranetics Corporation dated May 12, 2008.